UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): June 21, 2005

ev3 Inc.

(Exact name of registrant as specified in its charter)

Delaware	333-125990	32-0138874
(State of Incorporation)	Commission File Number	(IRS employer identification no.)

4600 Nathan Lane North Plymouth, Minnesota		55442
(Address of principal executive offices)		(Zip code)

Registrant’s telephone number, including area code: (763) 398-7000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On June 21, 2005, ev3 Inc. (the “Company”) filed an Amendment to the Amended and Restated Certificate of Incorporation of ev3 Inc. (the “Amendment”) in order to effect a one for six reverse stock split (the “Stock Split”) of the Company’s common stock, par value $0.01 per share (the “Common Stock”), prior to the consummation of the initial public offering of the Common Stock (the “Offering”).  Pursuant to the Amendment, every six (6) shares of Common Stock of the Company issued and outstanding prior to the Stock Split were automatically reclassified and changed into one (1) share of Common Stock, with fractional shares resulting from the Stock Split being aggregated for each holder and rounded up to the next whole number of shares.  The Amendment, which was effective on June 21, 2005 prior to the Offering, is filed as Exhibit 99.1 hereto and is incorporated by reference herein.

Item 8.01.  Other Events.

On June 21, 2005 the Board of Directors of the Company and the stockholders of the Company approved the Stock Split, which was effected prior to the Offering.

Item 9.01. Financial Statements and Exhibits.

(c)     Exhibits.

Exhibit No.	Description

99.1	Certificate of Amendment to the Amended and Restated Certificate of Incorporation of ev3 Inc. dated June 21, 2005

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 27, 2005

ev3 Inc.

By:	/s/ L. Cecily Hines
Name: L. Cecily Hines
	Title:	Vice President, Secretary and Chief Legal Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Amendment to the Amended and Restated Certificate of Incorporation of ev3 Inc. dated June 21, 2005